Exhibit 99.1

CONTACT:	Julie Shaeff, Chief Accounting Officer	675 Bering Drive, Suite 400
	ir@comfortsystemsusa.com; 713-830-9687	Houston, Texas 77057
713-830-9600

FOR IMMEDIATE RELEASE

COMFORT SYSTEMS USA REPORTS FOURTH QUARTER AND FULL YEAR 2023 RESULTS

Houston, TX — February 22, 2024 — Comfort Systems USA, Inc. (NYSE: FIX) (the “Company”) today reported results for the quarter and annual period ended December 31, 2023.

For the quarter ended December 31, 2023, net income was $91.6 million, or $2.55 per diluted share, as compared to $55.4 million, or $1.54 per diluted share, for the quarter ended December 31, 2022. Revenue for the fourth quarter of 2023 was $1,357.6 million compared to $1,117.2 million in 2022. The Company reported operating cash flow of $173.0 million in the current quarter compared to $132.0 million in 2022.

Backlog as of December 31, 2023 was $5.16 billion as compared to $4.29 billion as of September 30, 2023 and $4.06 billion as of December 31, 2022. On a same-store basis, backlog increased from $4.06 billion as of December 31, 2022 to $4.98 billion as of December 31, 2023.

The Company reported net income of $323.4 million, or $9.01 per diluted share, for the twelve months ended December 31, 2023, as compared to $245.9 million, or $6.82 per diluted share, in 2022. The Company also reported revenue of $5.21 billion for the twelve months ended December 31, 2023, as compared to $4.14 billion in 2022. Operating cash flow for the twelve months ended December 31, 2023 was $639.6 million, as compared to $301.5 million in 2022.

Brian Lane, Comfort Systems USA’s President and Chief Executive Officer, said, “2023 was a year of great execution by our people in markets across the country, as they achieved unprecedented growth, earnings, and cash flow. During the fourth quarter both our mechanical and electrical businesses grew and increased margins to drive our annual results to new heights. Construction finished an already strong year on an up note, with particularly notable profit and activity increases in our modular business. Service also achieved superb execution, continued growth, and improved profitability, as our service operations continue to benefit from ongoing investments. Cash flow for the quarter was an extraordinary $149 million, strongly up from last year, and we finished the year with over $550 million in free cash flow.”

Mr. Lane concluded, “Our backlog is up 27% from last year, with a year over year increase of roughly $1.1 billion, and most of that growth resulted from a same-store backlog surge in the just completed quarter. Underlying demand remains very supportive, and we are excited about the two new companies that joined us at the beginning of this month. As a result, we are optimistic that we will continue to grow and maintain our strong operational results in 2024.”

The Company will host a webcast and conference call to discuss its financial results and position on Friday, February 23, 2024 at 10:00 a.m. Central Time. To register for the call, please visit https://register.vevent.com/register/BI091e4855174e43ea90af68775601723f. Upon registering, participants will receive dial-in information and a unique PIN to join the call. The call and the slide presentation to accompany the remarks can be accessed on the Company’s website at www.comfortsystemsusa.com under the

“Investor” tab. A replay of the entire call will be available on the Company’s website on the next business day following the call.

Comfort Systems USA® is a leading provider of commercial, industrial and institutional heating, ventilation, air conditioning and electrical contracting services, with 172 locations in 131 cities across the nation. For more information, visit the Company’s website at www.comfortsystemsusa.com.

Certain statements and information in this press release may constitute forward-looking statements regarding our future business expectations, which are subject to applicable securities laws and regulations. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” or other similar expressions are intended to identify forward-looking statements, which are generally not historic in nature. These forward-looking statements are based on the current expectations and beliefs of Comfort Systems USA, Inc. and its subsidiaries (collectively, the “Company”) concerning future developments and their effect on the Company. While the Company’s management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting the Company will be those that it anticipates, and the Company’s actual results of operations, financial condition and liquidity, and the development of the industry in which the Company operates, may differ materially from those made in or suggested by the forward-looking statements contained in this press release. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate, are consistent with the forward-looking statements contained in this press release, those results or developments may not be indicative of our results or developments in subsequent periods. All comments concerning the Company’s expectations for future revenue and operating results are based on the Company’s forecasts for its existing operations and do not include the potential impact of any future acquisitions. The Company’s forward-looking statements involve significant risks and uncertainties (some of which are beyond the Company’s control) and assumptions that could cause actual future results to differ materially from the Company’s historical experience and its present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the use of incorrect estimates for bidding a fixed-price contract; undertaking contractual commitments that exceed the Company’s labor resources; failing to perform contractual obligations efficiently enough to maintain profitability; national or regional weakness in construction activity and economic conditions; rising inflation and fluctuations in interest rates; shortages of labor and specialty building materials or material increases to the cost thereof; the Company’s business being negatively affected by health crises or outbreaks of disease, such as epidemics or pandemics (and related impacts, such as supply chain disruptions); financial difficulties affecting projects, vendors, customers, or subcontractors; the Company’s backlog failing to translate into actual revenue or profits; failure of third party subcontractors and suppliers to complete work as anticipated; difficulty in obtaining, or increased costs associated with, bonding and insurance; impairment to goodwill; errors in the Company’s cost-to-cost input method of accounting; the result of competition in the Company’s markets; the Company’s decentralized management structure; material failure to comply with varying state and local laws, regulations or requirements; debarment from bidding on or performing government contracts; retention of key management; seasonal fluctuations in the demand for mechanical and electrical systems; the imposition of past and future liability from environmental, safety, and health regulations including the inherent risk associated with self-insurance; adverse litigation results; an increase in our effective tax rate; a material information technology failure or a material cyber security breach; risks associated with acquisitions, such as challenges to our ability to integrate those companies into our internal control environment; our ability to manage growth and geographically-dispersed operations; our ability to obtain financing on acceptable terms; extreme weather conditions (such as storms, droughts, extreme heat or cold, wildfires and floods), including as a result of climate change, and any resulting regulations or restrictions related thereto; and other risks detailed in our reports filed with the Securities and Exchange Commission (the “SEC”).

For additional information regarding known material factors that could cause the Company’s results to differ from its projected results, please see its filings with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether because of new information, future events, or otherwise.

— Financial tables follow —

Comfort Systems USA, Inc.

Consolidated Statements of Operations

(In Thousands, Except per Share Amounts)

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	(Unaudited)
	2023	%	2022	%	2023	%	2022	%
Revenue	$1,357,566	100.0%	$1,117,188	100.0%	$5,206,760	100.0%	$4,140,364	100.0%
Cost of services	1,077,881	79.4%	905,940	81.1%	4,216,251	81.0%	3,398,756	82.1%
Gross profit	279,685	20.6%	211,248	18.9%	990,509	19.0%	741,608	17.9%

SG&A	160,026	11.8%	131,650	11.8%	574,423	11.0%	489,344	11.8%
Gain on sale of assets	(619)	—	(473)	—	(2,302)	—	(1,585)	—
Operating income	120,278	8.9%	80,071	7.2%	418,388	8.0%	253,849	6.1%

Interest income (expense), net	650	—	(4,556)	(0.4)%	(6,789)	(0.1)%	(13,306)	(0.3)%
Changes in the fair value of contingent earn-out obligations	(9,400)	(0.7)%	(5,349)	(0.5)%	(23,607)	(0.5)%	(4,819)	(0.1)%
Other income, net	201	—	33	—	202	—	134	—
Income before income taxes	111,729	8.2%	70,199	6.3%	388,194	7.5%	235,858	5.7%

Provision (benefit) for income taxes	20,148		14,775		64,796		(10,089)
Net income	$91,581	6.7%	$55,424	5.0%	$323,398	6.2%	$245,947	5.9%

Income per share
Basic	$2.56		$1.55		$9.03		$6.84
Diluted	$2.55		$1.54		$9.01		$6.82

Shares used in computing income per share:
Basic	35,752		35,828		35,802		35,932
Diluted	35,852		35,948		35,895		36,046
Dividends per share	$0.250		$0.150		$0.850		$0.560

Supplemental Non-GAAP Information — (Unaudited) (In Thousands, Except per Share Amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022

Net income	$91,581	$55,424	$323,398	$245,947
Tax gains related to prior years	—	—	(10,761)	(58,933)
Tax-related SG&A costs, net of tax	—	—	1,063	3,685
Net income excluding tax gains	$91,581	$55,424	$313,700	$190,699

Diluted income per share	$2.55	$1.54	$9.01	$6.82
Tax gains related to prior years	—	—	(0.30)	(1.64)
Tax-related SG&A costs, net of tax	—	—	0.03	0.11
Diluted income per share excluding tax gains	$2.55	$1.54	$8.74	$5.29

Note: Net income excluding tax gains and diluted income per share excluding tax gains are presented because the Company believes they reflect the results of the core ongoing operations of the Company, and we believe they are responsive to frequent questions we receive from third parties. These amounts, however, are not considered primary measures of an entity’s financial results under generally accepted accounting principles, and accordingly, they should not be considered an alternative to operating results as determined under generally accepted accounting principles and as reported by the Company.

Supplemental Non-GAAP Information — Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) — (Unaudited) (In Thousands)

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2023	%	2022	%	2023	%	2022	%

Net income	$91,581		$55,424		$323,398		$245,947
Provision (benefit) for income taxes	20,148		14,775		64,796		(10,089)
Other income, net	(201)		(33)		(202)		(134)
Changes in the fair value of contingent earn-out obligations	9,400		5,349		23,607		4,819
Interest expense (income), net	(650)		4,556		6,789		13,306
Gain on sale of assets	(619)		(473)		(2,302)		(1,585)
Tax-related SG&A costs	—		—		1,345		4,665
Amortization	11,131		11,193		43,404		47,795
Depreciation	10,445		8,909		38,162		33,552
Adjusted EBITDA	$141,235	10.4%	$99,700	8.9%	$498,997	9.6%	$338,276	8.2%

Note: The Company defines adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”) as net income, provision for income taxes, other expense (income), net, changes in the fair value of contingent earn-out obligations, interest expense (income), net, gain on sale of assets, goodwill impairment, other one-time expenses or gains and depreciation and amortization. Other companies may define Adjusted EBITDA differently. Adjusted EBITDA is presented because it is a financial measure that is frequently requested by third parties. However, Adjusted EBITDA is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, Adjusted EBITDA should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.

Comfort Systems USA, Inc.

Condensed Consolidated Balance Sheets

(In Thousands)

	December 31,	December 31,
	2023	2022

Cash and cash equivalents	$205,150	$57,214
Billed accounts receivable, net	1,318,926	1,024,082
Unbilled accounts receivable, net	72,774	77,030
Costs and estimated earnings in excess of billings, net	28,084	27,211
Other current assets, net	286,166	122,134
Total current assets	1,911,100	1,307,671
Property and equipment, net	208,568	143,949
Goodwill	666,834	611,789
Identifiable intangible assets, net	280,397	273,901
Other noncurrent assets	238,680	260,168
Total assets	$3,305,579	$2,597,478

Current maturities of long-term debt	$4,867	$9,000
Accounts payable	419,962	337,385
Billings in excess of costs and estimated earnings and deferred revenue	909,538	548,293
Other current liabilities	386,838	276,124
Total current liabilities	1,721,205	1,170,802
Long-term debt	39,345	247,245
Other long-term liabilities	267,200	179,508
Total liabilities	2,027,750	1,597,555
Total stockholders’ equity	1,277,829	999,923
Total liabilities and stockholders’ equity	$3,305,579	$2,597,478

Selected Cash Flow Data (Unaudited) (In Thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022

Cash provided by (used in):
Operating activities	$173,008	$132,007	$639,568	$301,531
Investing activities	$(73,883)	$(14,419)	$(193,008)	$(97,178)
Financing activities	$(31,598)	$(131,513)	$(298,624)	$(205,915)

Free cash flow:
Cash from operating activities	$173,008	$132,007	$639,568	$301,531
Purchases of property and equipment	(25,264)	(13,566)	(94,838)	(48,359)
Proceeds from sales of property and equipment	858	707	5,951	2,858
Free cash flow	$148,602	$119,148	$550,681	$256,030

Note: Free cash flow is defined as cash flow from operating activities less customary capital expenditures, plus the proceeds from asset sales. Other companies may define free cash flow differently. Free cash flow is presented because it is a financial measure that is frequently requested by third parties. However, free cash flow is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, free cash flow should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.